Exhibit 3.1

COMPANIES ACT (AS AMENDED) of the Cayman Islands

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

BOUNDLESS GROUP

(adopted by Special Resolutions passed on [February 12] 2025)

Filed: 19-Feb-2025 11:31 EST
www.verify.gov.ky File#: 414533	Auth Code: J17728809051

COMPANIES ACT (AS AMENDED) of the Cayman Islands

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

BOUNDLESS GROUP

(adopted by a Special Resolution passed on [February 12] 2025)

1.	The name of the Company is BOUNDLESS GROUP.

2.	The registered office of the Company will be at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands or at such other place as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Act.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.	Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as amended) or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of company management without being licensed in that behalf under the provisions of the Companies Management Act (as amended).

6.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this Memorandum of Association shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The authorised share capital of the Company is US$50,000 divided into 500,000,000 Shares of US$0.0001 par value each, comprising of (i) 467,318,158 Class A ordinary shares of US$0.0001 par value each, (ii) 12,681,842 Class B ordinary shares of US$0.0001 par value each and (iii) 20,000,000 preference shares of US$0.0001 par value each of such series (howsoever designated) as the Directors may determine in accordance with the Articles. Insofar as is permitted by law and the Articles, the Company shall have the power to redeem, purchase or redesignate any of its shares and to increase or reduce the said share capital subject to the Companies Act (as amended) and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue s hall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers herein before contained.

9.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.	Capitalised terms that are not defined in this Memorandum bear the meanings given to those terms in the Articles.

Filed: 19-Feb-2025 11:31 EST
www.verify.gov.ky File#: 414533	Auth Code: J17728809051

COMPANIES ACT (AS AMENDED) of the Cayman Islands

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

BOUNDLESS GROUP

(adopted by a Special Resolution passed on [February 12] 2025)

Filed: 19-Feb-2025 11:31 EST
www.verify.gov.ky File#: 414533	Auth Code: J17728809051

i	Filed: 19-Feb-2025 11:31 EST
www.verify.gov.ky File#: 414533	Auth Code: J17728809051

COMPANIES ACT (AS AMENDED) of the Cayman Islands

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

BOUNDLESS GROUP

(adopted by a Special Resolution passed on [February 12] 2025)

TABLE A

1.	In these Articles, the regulations contained in Table A in the First Schedule to the Companies Act (as defined below) do not apply except insofar as they are repeated or contained in these Articles.

DEFINITIONS AND INTERPRETATION

2.	In these Articles, the following words and expressions shall have the meanings set out below save where the context otherwise requires:

Articles	these Articles of Association of the Company, as amended from time to time by Special Resolution;

Auditors	the auditor or auditors for the time being of the Company;

Board of Directors or Board	the Directors assembled as a board or assembled as a committee appointed by that board;

Chairperson	means the chairperson of the Board of Directors for the time being;

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Class A Share	means a Class A ordinary share of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Class B Share	means a Class B ordinary share of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Commission	means the Securities and Exchange Commission of the United States or any other federal agency for the time being administering the Securities Act;

Communication Facilities	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all persons participating in a meeting are capable of hearing and being heard by each other;

Companies Act	the Companies Act (as amended);

Company	the above-named company;

Company’s Website	means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission in connection with its initial public offering, or which has otherwise been notified to Shareholders;

debenture	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not;

Deputy Chairperson	means the deputy chairperson of the Board of Directors for the time being;

Designated Stock Exchange	means any stock exchange in the United States on which any Shares or other securities of the Company are listed for the time being;

Designated Stock Exchange Rules	means the relevant code, rules and regulations, as amended, from time to time, to the extent applicable as a result of the listing of any Shares or other securities of the Company on the Designated Stock Exchange;

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Directors	the directors of the Company for the time being;

Electronic Record	has the same meaning as in the Electronic Transactions Act;

Electronic Transactions Act	the Electronic Transactions Act (as amended);

Independent Director	has the meaning given in the Designated Stock Exchange Rules;

Memorandum	the Memorandum of Association of the Company, as amended and restated from time to time by Special Resolution;

Ordinary Resolution	a resolution passed by a simple majority of the votes of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting or a written resolution signed by all the Shareholders for the time being entitled to receive notice of, attend and vote at a general meeting or in such other manner as may be permitted under the Companies Act from time to time;

Ordinary Share	a Class A Share or a Class B Share;

paid up	paid up as to the par value and any premium payable in respect of the issue of any Shares and includes credited as paid up;

person	any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having separate legal personality) or any of them as the context so requires;

Register of Members	the register of Shareholders to be kept pursuant to these Articles;

Registered Office	the registered office of the Company for the time being;

Seal	the common seal of the Company including any duplicate seal;

Secretary	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Securities Act	means the Securities Act of 1933 of the United States, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Share	a share in the capital of the Company of any class or series including a fraction of such share;

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Shareholder	any person registered in the Register of Members as a holder of one or more Shares;

Share Premium Account	the share premium account established in accordance with these Articles and the Companies Act;

signed	includes an electronic signature and a signature or representation of a signature affixed by mechanical means;

Special Resolution	means a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given and includes a unanimous written resolution;

Treasury Shares	Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled;

United States	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

Virtual Meeting	means any general meeting of the Shareholders (or any meeting of the holders of any class or series of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairperson of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

3.	In these Articles, unless there be something in the subject or context inconsistent with such construction:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing a gender shall include other genders;

(c)	words importing persons only shall include companies, partnerships, trusts or associations or bodies of persons, whether corporate or not;

(d)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(e)	the word “year” shall mean calendar year, the word “quarter” shall mean calendar quarter and the word “month” shall mean calendar month;

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(f)	a reference to a “dollar” or “$” is a reference to the legal currency of the United States;

(g)	a reference to any enactment includes a reference to any modification or re-enactment thereof for the time being in force;

(h)	a reference to any meeting (whether of the Directors, a committee appointed by the Board of Directors or the Shareholders or any class or series of Shareholders) includes any adjournment of that meeting;

(i)	the term “clear days”, in relation to a period of notice, means the period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

(j)	Sections 8 and 19 of the Electronic Transactions Act s hall not apply; and

(k)	a reference to “written” or “in writing” includes a reference to all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

4.	Subject to the two preceding Articles, any words defined in the Companies Act s hall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

5.	The table of contents to, and the headings in, these Articles are for convenience of reference only and are to be ignored in construing these Articles.

COMMENCEMENT OF BUSINESS

6.	The business of the Company may be commenced as soon after incorporation as the Board of Directors shall see fit.

SITUATION OF REGISTERED OFFICE

7.	The Registered Office s hall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company, in addition to the Registered Office, may establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARES

8.	The Directors may impose such restrictions as they think necessary on the offer and sale of any Shares.

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9.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Shareholders, cause the Company to:

(a)	issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)	grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)	grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

10.	The Directors may authorise the division of Shares into any number of classes and the different classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the Directors or by an Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. The Directors may issue from time to time, out of the authorised share capital of the Company (other than the authorised but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Shareholders; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of Shares or any other series of preferred shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference s hall bear to the entitlements of the holders of Shares of any other class or preferred shares of any other series of Shares;

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(f)

whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of Shares of any other class or preferred shares of any other series of Shares;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class of Shares or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of Shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional preferred shares of such series or of any other class of Shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof,

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

11.	The Directors may in their absolute discretion refuse to accept any application for Shares and may accept any application in whole or in part.

12.	The Company may on any issue of Shares deduct any sales charge or subscription fee from the amount subscribed for the Shares.

13.	No person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right thereto in the registered holder, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

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14.	The Directors shall keep or cause to be kept a Register of Members as required by the Companies Act at such place or places as the Directors may from time to time determine. In the absence of any such determination, the Register of Members shall be kept at the Registered Office.

15.	The Directors in each year s hall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Companies Act in respect of exempted companies and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

16.	The Company shall not issue Shares to bearer.

17.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share s hall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the foregoing generality, voting and participation rights) and other attributes of a Share. If more than one fraction of a Share is issued to or acquired by the same Shareholder, such fractions shall be accumulated.

18.	The premium arising on all issues of Shares shall be held in the Share Premium Account established in accordance with these Articles.

19.	Payment for Shares shall be made at such time and place and to such person on behalf of the Company as the Directors may from time to time determine. Payment for any Shares shall be made in such currency as the Directors may determine from time to time, provided that the Directors shall have the discretion to accept payment in any other currency or in kind or a combination of cash and in kind.

RIGHTS OF CLASS A SHARES AND CLASS B SHARES

20.	Except as otherwise provided in these Articles, holders of Class A Shares and Class B Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders. At a general meeting, each Class A Share s hall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Share s hall entitle the holder thereof to twenty (20) votes on all such matters.

21.	Each Class B Share is convertible into one (1) Class A Share (the Conversion Rate) at any time at the option of the holder thereof. The right to convert s hall be exercisable by the holder of the Class B Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Shares into Class A Shares. In no event s hall Class A Shares be convertible into Class B Shares. The foregoing Conversion Rate s hall be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the date of adoption of these Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

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22.	Upon any sale, transfer, assignment or disposition of any Class B Share by the holder of such Class B Share to any person who is not an affiliate of such shareholder, such Class B Share shall be automatically and immediately converted into Class A Shares at the Conversion Rate, subject to adjustments as provided herein. For the purpose of this Article, “affiliate” means in respect of a shareholder, any person that, directly or indirectly, through (1) one or more intermediaries, controls, is controlled by, or is under common control with, such shareholder, and (i) in the case of a shareholder that is a natural person, shall include, without limitation, such shareholder’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers- in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of a shareholder that is an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such shareholder. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

23.	Any conversion of Class B Shares into Class A Shares pursuant to these Articles shall be effected by means of compulsory redemption without notice of each relevant Class B Share and, on behalf of the holder thereof, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par.

24.	Until such time as the Class B Shares have been converted into Class A Shares, the Company shall : (A) at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights, out of its authorised but unissued share capital, such number of authorised but unissued Class A Shares as would enable all Class B Shares to be converted into Class A Shares and any other rights of conversion into, subscription for or exchange into Class A Shares to be satisfied in full; and (B) not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Shares to Class A Shares it would be required to issue Class A Shares at a price lower than the par value thereof.

25.	Except as set out in the preceding Articles, the Class A Shares and the Class B Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

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REDEMPTION, PURCHASE AND SURRENDER OF SHARES

26.	Subject to the Companies Act, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company and/or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; and

(c)	make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of Shares.

27.	Unless the Directors determine otherwise, any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

28.	The redemption or purchase of any Share s hall not be deemed to give rise to the redemption or purchase of any other Share.

29.	The Directors may when making payments in respect of a redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

30.	Subject to the Companies Act, the Company may accept the surrender for no consideration of any fully paid Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

TREASURY SHARES

31.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

32.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

33.	The Company shall be entered in the Register of Members as the holder of the Treasury Shares, provided that:

(a)	the Company shall not be treated as a Shareholder for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right s hall be void; and

(b)	a Treasury Share s hall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of Treasury Shares is permitted and Shares allotted as fully paid bonus shares in respect of Treasury Shares shall be treated as Treasury Shares.

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34.	Treasury Shares may be disposed of by the Company on any terms and conditions determined by the Directors. The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including for nil consideration).

MODIFICATION OF RIGHTS

35.	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied or abrogated :

(a)	by, or with the approval of, the Directors without the consent of the holders of the Shares of that class if the Directors determine that the variation or abrogation is not materially adverse to the interests of those Shareholders; or

(b)	otherwise only with the consent in writing of the holders of at least three-fourths of the issued Shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that class (subject to any rights or restrictions attached to those Shares).

36.	The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every class meeting of the holders of one class of Shares, except that the necessary quorum shall be the presence in person or by proxy of one or more Shareholders holding at least one- third of the voting rights of the issued and outstanding Shares of that class carrying the right to vote at such meeting, provided that if at any adjourned meeting of such holders a quorum as above defined is not present in person or represented by proxy, those holder of Shares of the relevant class who are present in person or represented by proxy shall form a quorum.

37.	For the purposes of Articles 35 and 36, the Directors may treat all classes of Shares, or any two classes of Shares, as forming a single class if they consider that each class would be affected in the same way by the proposal or proposals under consideration. In any other case, the Directors shall treat all classes of Shares, or any two classes of Shares, as separate classes.

38.	The rights of the holders of the Shares of any class shall not, where those Shares were issued with preferred or other rights, be deemed to be materially adversely varied or abrogated by the creation or issue of further Shares ranking equally with or subsequent to those Shares or the redemption or purchase of Shares of any other class by the Company (subject to any rights or restrictions attached to those Shares). The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

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SHARE CERTIFICATES

39.	The Shares will be issued in fully registered, book-entry form. Certificates will not be issued unless the Directors determine otherwise. All share certificates, if any, shall specify the Share or Shares held by that person, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the Register of Members.

40.	Every share certificate of the Company shall bear any legends required under the applicable laws, including the Securities Act.

41.	Any two or more certificates representing Shares of any one class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar (US$1.00) or such smaller sum as the Directors shall determine.

42.	If a share certificate s hall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Shareholder upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

43.	In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER AND TRANSMISSION OF SHARES

44.	In respect any Shares that are listed on a Designated Stock Exchange for the time being, and provided that such transfer complies with the Designated Stock Exchange Rules, a Shareholder may transfer Shares to another person by completing an instrument of transfer:

(a)	in a form prescribed by the Designated Stock Exchange; or

(b)	otherwise in any usual or common form or any form approved by the Directors which is executed by or on behalf of that Shareholder, where the Shares are fully paid, or by or on behalf of that Shareholder and the transferee, where the Shares are partly-paid or unpaid.

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45.	In respect any Shares that are listed on a Designated Stock Exchange for the time being, the Directors may decline to register any transfer of any such Share, unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Share transferred is fully paid and free of any lien in favour of the Company;

(e)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof; and

(f)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four.

46.	In respect of Shares that are not listed on a Designated Stock Exchange for the time being, a Shareholder may transfer Shares to another person by completing an instrument of transfer in any usual or common form or any form approved by the Directors which is executed by or on behalf of that Shareholder, where the Shares are fully paid, or by or on behalf of that Shareholder and the transferee, where the Shares are partly-paid or unpaid, and the Directors may decline to register any transfer of any such Share, unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Share transferred is fully paid and free of any lien in favour of the Company;

(e)	a fee of such sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof; and

(f)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four.

47.	Where the Directors refuse to register a transfer of any Share, they shall provide written notice of such refusal within three calendar months after the date on which the instrument of transfer was lodged to each of the transferor and transferee.

48.	The registration and transfer of Shares may be suspended at such times and for such periods as the Directors may from time to time determine, subject to the requirements of any applicable Designated Stock Exchange Rules (including as to notice), provided always that the registration of transfers shall not be suspended for more than 45 days in any calendar year.

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49.	Notwithstanding any other provision of these Articles, title to any Shares listed on a stock exchange that is an “approved stock exchange” (as defined in the Companies Act) may be evidenced and transferred in accordance with the laws applicable to, and the rules and regulations of, the relevant approved stock exchange that are or shall be applicable to such listed Shares. For the purposes of this Article, the laws applicable to an approved stock exchange include the laws of the jurisdiction under which the relevant approved stock exchange is established insofar as they would apply to an entity established under such laws which has listed shares on such approved stock exchange.

50.	In case of the death of a Shareholder, the survivors or survivor (where the deceased was a joint holder) and the executors or administrators of the deceased where the deceased was the sole or only surviving holder, shall be the only persons recognised by the Company as having title to the deceased’s interest in the Shares, but nothing in this Article s hall release the estate of the deceased holder whether sole or joint from any liability in respect of any Share solely or jointly held by the deceased.

51.	Any guardian of an infant Shareholder and any curator or other legal representative of a Shareholder under legal disability and any person entitled to a share in consequence of the death or bankruptcy of a Shareholder s hall, upon producing such evidence of title as the Directors may require, have the right either to be registered as the holder of the Share or to make such transfer thereof as the deceased or bankrupt Shareholder could have made, but the Directors shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the Shares by the infant or by the deceased or bankrupt Shareholder before the death or bankruptcy or by the Shareholder under legal disability before such disability.

52.	A person so becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder s hall have the right to receive and may give a discharge for all dividends and other money payable or other advantages due on or in respect of the Share, but such person shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or save as aforesaid, to any of the rights or privileges of a Shareholder unless and until such person shall be registered as a Shareholder in respect of the Share, provided always that the Directors may at any time give notice requiring any such person to elect either to be registered or to transfer the Share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold all dividends or other monies payable or other advantages due in respect of the Share until the requirements of the notice have been complied with.

LIEN

53.	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all monies payable to the Company by the Shareholder, including all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or the Shareholder’s estate, either alone or jointly with any other person, whether a Shareholder or not, and whether or not those monies are presently payable, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share s hall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share s hall also extend to any amount payable in respect of that Share.

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54.	The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

55.	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or the purchaser’s nominee s hall be registered as the holder of the Shares comprised in any such transfer, and the purchaser s hall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

56.	The net proceeds of such sale, after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue s hall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

57.	Subject to the terms of the allotment the Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Shareholder s hall (subject to receiving at least fourteen (14) days’ written notice specifying the time or times of payment and method of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

58.	A call s hall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

59.	The joint holders of a Share s hall be jointly and severally liable to pay all calls in respect thereof.

60.	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate fixed by the terms of allotment of the share (if any) or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The Directors may waive payment of the interest wholly or in part.

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61.	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

62.	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

63.	The Directors may, if they think fit, receive an amount from any Shareholder willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by such Shareholder, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Shareholder paying such amount in advance.

64.	No such amount paid in advance of calls shall entitle the Shareholder paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

65.	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice s hall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

66.	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

67.	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

68.	A person any of whose Shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by such person to the Company in respect of those Shares together with interest, but such person’s liability shall cease if and when the Company shall have received payment in full of all monies due and payable by such person in respect of those Shares.

69.	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date s hall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate s hall (subject to the execution of any instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall such person’s title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

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70.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

ALTERATION OF SHARE CAPITAL

71.	The Company may from time to time by Ordinary Resolution increase its share capital by such sum to be divided into Shares of such amounts, and with the attached rights, priorities and privileges, as the resolution s hall prescribe.

72.	All new Shares shall be subject to the provisions of these Articles with reference to transfer, transmission and otherwise.

73.	Subject to the Companies Act, the Company may by Special Resolution from time to time reduce its share capital in any way, and in particular, without prejudice to the generality of the foregoing power, may:

(a)	cancel any paid-up share capital which is lost, or which is not represented by available assets; or

(b)	pay off any paid-up share capital which is in excess of the requirements of the Company,

and may, if and so far as is necessary, alter the Memorandum by reducing the amounts of its share capital and of its Shares accordingly.

74.	The Company may from time to time by Ordinary Resolution alter (without reducing) its share capital by:

(a)	consolidating and dividing all or any of its share capital into Shares of larger amount than its existing Shares;

(b)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid- up shares of any denomination;

(c)	sub-dividing its Shares, or any of them, into Shares of smaller amount than that fixed by the Memorandum so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share s hall be the same as it was in the case of the Share from which the reduced Share is derived; or

(d)	cancelling any Shares which, at the date of the passing of the Ordinary Resolution, have not been taken, or agreed to be taken by any person, and diminishing the amount of its authorised share capital by the amount of the Shares so cancelled.

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GENERAL MEETINGS

75.	The Directors may proceed to convene a general meeting whenever they think fit, including, without limitation, for the purposes of considering a liquidation of the Company, and they shall convene a general meeting on the requisition of one or more Shareholders holding at the date of the deposit of the requisition not less than thirty (30) percent of all votes attaching to the issued and outstanding Shares that as at the date of the deposit carry the right of voting at general meetings of the Company.

76.	The requisition:

(a)	must be in writing and state the objects of the meeting;

(b)	must be signed by each requisitionist and deposited at the Registered Office; and

(c)	may consist of several documents in like form each signed by one or more requisitionists.

77.	If the Directors do not within twenty-one (21) days from the date of receipt of the requisition duly proceed to convene a general meeting, the requisitionists may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of thirty (30) days after the expiration of the said twenty-one (21) day period. Reasonable expenses incurred by the requisitionists as a result of the Directors failing to convene a meeting which is subsequently convened under this Article s hall be reimbursed by the Company.

78.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are convened by the Directors. A general meeting may be convened in the Cayman Islands or at such other location as the Directors think fit.

NOTICE OF GENERAL MEETINGS

79.	At least fourteen (14) clear days’ notice specifying the place, the day and the hour of any general meeting and the general nature of the business to be conducted at the general meeting, shall be given in the manner hereinafter mentioned to such persons as are under these Articles or the conditions of issue of the Shares held by them entitled to receive notices from the Company. If the Directors determine that prompt Shareholder action is advisable, they may shorten the notice period for any general meeting to such period as the Directors consider reasonable.

80.	A general meeting s hall, notwithstanding that it is called by shorter notice than that specified in the preceding Article, be deemed to have been duly called with regard to the length of notice if it is so agreed by all the Shareholders entitled to attend and vote thereat.

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81.	In every notice calling a general meeting, there shall appear with reasonable prominence the full text of each Special Resolution to be considered at such general meeting (if any) and a statement that a Shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend such meeting and vote instead of such Shareholder and that a proxy need not also be a Shareholder.

82.	The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to receive notice s hall not invalidate the proceedings at any general meeting.

PROCEEDINGS AT GENERAL MEETINGS

83.	No business except for the appointment of a chairperson for the meeting s hall be transacted at any general meeting unless a quorum is present. Save as otherwise provided in these Articles a quorum s hall be the presence, in person or by proxy, of one or more persons holding Shares that represent no less than one-third of voting rights of the issued and outstanding Shares carrying the right to attend and vote thereat.

84.	Save as otherwise provided for in these Articles, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at such adjourned meeting a quorum is not present within fifteen (15) minutes from the time appointed for holding the meeting, it shall stand adjourned a second time to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine. If at such second adjourned meeting a quorum is not present within fifteen (15) minutes from the time appointed for holding the meeting, the meeting s hall be dissolved.

85.	The Directors may, in their discretion, (i) permit attendance at and participation in any general meeting of the Company by means of Communication Facilities and/or (ii) determine that any general meeting s hall, through the aid of Communication Facilities, be held in more than one place. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilised (including any Virtual Meeting) shall disclose the Communication Facilities that will be used, including the procedures to be followed by any person who wishes to utilise such Communication Facilities for the purposes of attending, participating in and/or voting at such meeting.

86.	The Chairperson (if any) or, if absent, the Deputy Chairperson (if any) of the Board of Directors, or, failing them, some other Director nominated by the Directors shall preside as chairperson at every general meeting, but if at any meeting neither the Chairperson nor the Deputy Chairperson nor such other Director be present within fifteen (15) minutes after the time appointed for holding the meeting, or if neither of them be willing to act as chairperson of the meeting, the Directors present shall choose some Director present to be chairperson of the meeting or if no Directors are present, or if all the Directors present decline to take the chair, the Shareholders present shall choose some Shareholder present to be chairperson of the meeting.

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87.	The chairperson of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairperson of such general meeting, in which event the following provisions shall apply:

(a)	the chairperson of the meeting s hall be deemed to be present at the meeting; and

(b)	if the Communication Facilities are interrupted or fail for any reason to enable the chairperson of the meeting to hear and be heard by all other persons participating in the meeting, then the other Directors present at the meeting s hall choose another Director present to act as chairperson of the meeting for the remainder of the meeting; provided that if no other Director is present at the meeting, or if all the Directors present decline to take the chair, then the meeting s hall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

88.	The chairperson of the meeting may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen (14) days or more, at least five (5) calendar days’ notice specifying the place, the day and the hour of the adjourned meeting s hall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

89.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, and shall, as soon as practicable after the determination to cancel or postpone such meeting is made, give notice in writing to the Shareholders of such cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

90.	At any general meeting, a resolution put to the vote of the meeting s hall be decided by a poll and not on a show of hands.

91.	A poll s hall be taken in such manner as the chairperson of the meeting directs, and the result of the poll s hall be deemed to be the resolution of the meeting. If, through the aid of Communication Facilities, the meeting is held in more than one place, the chairperson of the meeting may appoint scrutineers in more than one place, but if the chairperson of the meeting considers that the poll cannot be monitored effectively at the meeting, the chairperson of the meeting may adjourn the meeting to a place (or places), date and time at which the chairperson of the meeting believes it will be possible for the poll to be monitored effectively.

92.	All questions submitted to a meeting s hall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, the chairperson of the meeting s hall be not entitled to a second or casting vote and the resolution in question s hall not be passed.

93.	A poll s hall be taken forthwith or at such time as the chairperson of the meeting directs.

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VOTES OF SHAREHOLDERS

94.	Subject to any rights and restrictions for the time being attached to any Share, on a poll every Shareholder present in person or by proxy at the meeting s hall have one (1) vote for each Class A Share held by such Shareholder and twenty (20) votes for each Class B Share held by such Shareholder.

95.	In the case of joint holders of a Share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the Shares.

96.	A Shareholder who has appointed special or general attorneys or a Shareholder who is subject to a disability may vote on a poll, by such Shareholder’s attorney, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may on a poll vote by proxy; provided that such evidence as the Directors may require of the authority of the person claiming to vote s hall, unless otherwise waived by the Directors, have been deposited at the Registered Office not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

97.	No objection s hall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time s hall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

98.	Votes may be given either personally or by proxy and a Shareholder entitled to more than one vote need not, if the Shareholder votes, use all their votes or cast all the votes the Shareholder uses in the same way.

99.	No Shareholder s hall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

PROXIES

100.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

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101.	Any person (whether a Shareholder or not) may be appointed to act as a proxy. Each Shareholder, other than a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)), may only appoint one proxy on a poll.

102.	The instrument appointing a proxy shall be :

(a)	deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four (24) hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than forty-eight (48) hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairperson of the meeting or to the Secretary or to any Director, provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairperson of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited (or deemed to have been duly deposited) in the manner permitted shall be invalid.

103.	An instrument of proxy:

(a)	shall be in any usual or common form or in such other form as the Directors may approve;

(b)	shall be deemed to confer authority to vote on any amendment of a resolution put to the general meeting for which it is given as the proxy thinks fit; and

(c)	may be expressed to be for a particular meeting or generally until revoked and, in the case of a proxy given for a particular meeting, shall be valid for any adjournment of the general meeting for which it is given unless earlier revoked.

104.	The Directors may at the expense of the Company send to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy.

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105.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, provided that no intimation in writing of such death, insanity, revocation or transfer s hall have been received by the Company at the Registered Office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

106.	Anything which under these Articles a Shareholder may do by proxy that Shareholder may also do by a duly appointed attorney. The provisions of these Articles relating to proxies and instruments appointing proxies apply, mutatis mutandis, to any such attorney and the instrument appointing that attorney.

107.	Any Shareholder which is a corporation, partnership or other body corporate may, by a resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or meetings of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation, partnership or other body corporate as the corporation, partnership or other body corporate could exercise if it were a Shareholder who was an individual and such corporation, partnership or other body corporate shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present.

108.	If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Shareholders provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this Article s hall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of Shares specified in such authorisation.

WRITTEN RESOLUTIONS OF SHAREHOLDERS

109.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of, attend and vote at a general meeting s hall be as valid and effective as a resolution passed at a general meeting duly convened and held and may consist of several documents in the like form each signed by one or more of the Shareholders. The foregoing shall be without limitation to any other manner of passing a resolution of the Shareholders in writing that may be permitted under the Companies Act from time to time.

DIRECTORS

110.	The Company shall at all times have not less than one Director. Subject to the foregoing and the requirements of any applicable Designated Stock Exchange Rules, the Company may by Ordinary Resolution impose any maximum or minimum number of Directors required to hold office at any time and vary such limits from time to time and, unless and until any minimum or maximum number of Directors is so imposed, the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited. For so long as any of the Company’s Shares are listed, the Board of Directors shall include such number of Independent Directors as is required by the Designated Stock Exchange Rules.

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111.	A Director need not be a Shareholder but shall be entitled to receive notice of and attend all general meetings.

112.	The Company may, by Ordinary Resolution, appoint any person to be a Director and may in like manner remove any Director and may appoint another person in the Director’s stead. Without prejudice to the power of the Company by Ordinary Resolution to appoint a person to be a Director, the Board may, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the existing Board.

113.	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term s hall be implied in the absence of express provision. Any Director whose term of office expires shall be eligible for re-appointment by the Shareholders or by the Board of Directors.

114.	Each Director shall be entitled to such remuneration as approved by the Board of Directors and this may be in addition to such remuneration as may be payable under any other Article. Such remuneration s hall be deemed to accrue from day to day. The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other. The Directors may, in addition to such remuneration as aforesaid, grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company.

115.	Each Director shall have the power to appoint another Director or any other person to act as alternate Director in the Director’s place at any meeting of the Directors at which the Director is unable to be present and at the Director’s discretion to remove such alternate Director. On such appointment being made the alternate Director shall (except as regards the power to appoint an alternate Director) be subject in all respects to the terms and conditions existing with reference to the other Directors and each alternate Director, whilst acting in the place of an absent Director, shall exercise and discharge all the functions, powers and duties of the Director being represented. Any Director who is appointed as alternate Director shall be entitled at a meeting of the Directors to cast a vote on behalf of their appointor in addition to the vote to which such Director is entitled in their own capacity as a Director, and shall also be considered as two Directors for the purpose of forming a quorum of Directors. Any person appointed as an alternate Director shall automatically vacate such office as an alternate Director if and when the Director by whom the alternate Director has been appointed vacates their office of Director. The remuneration of an alternate Director shall be payable out of the remuneration of the Director appointing such alternate Director and shall be agreed between them.

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116.	Every instrument appointing an alternate Director shall be in such form as the Directors may approve.

117.	The appointment and removal of an alternate Director shall take effect when lodged at the Registered Office or delivered at a meeting of the Directors.

118.	The office of a Director shall be vacated in any of the following events namely:

(a)	if the Director is prohibited by the laws of the Cayman Islands from acting as a Director;

(b)	if the Director is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	if the Director resigns their office by notice in writing signed by such Director and delivered to the Board;

(d)	if the Director only held office as a Director for a fixed term and such term expires;

(e)	if the Director dies or in the opinion of a registered medical practitioner by whom that Director is being treated is or becomes physically or mentally incapable of acting as a Director or of unsound mind;

(f)	if the Director is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director);

(g)	if the Director is made subject to any law relating to mental health or incompetence, whether by court order or otherwise;

(h)	if, without the consent of the other Directors, the Director is absent from meetings of Directors for a continuous period of six months; or

(i)	if the Director is removed from office by Ordinary Resolution.

TRANSACTIONS WITH DIRECTORS

119.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director on such terms as to remuneration, tenure of office and otherwise as the Directors may determine.

120.	No Director or intending Director shall be disqualified by their office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, but the nature of the Director’s interest must be declared by such Director at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after such Director becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after such Director becomes so interested.

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121.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare (whether by specific or general notice) the nature of their interest at a meeting of the Directors. Subject to any applicable Designated Stock Exchange Rules, a Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that such Director may be interested therein and if such Director does so their vote s hall be counted and such Director may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement s hall come before the meeting for consideration.

122.	Subject to the requirements of any applicable Designated Stock Exchange Rules, a general notice given to the Directors by any Director to the effect that he is a member or director of (or is otherwise interested in) any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm s hall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated.

123.	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning the Director’s own appointment.

124.	Any Director may act independently or through the Director’s firm in a professional capacity for the Company, and the Director or the firm s hall be entitled to remuneration for professional services as if the Director were not a Director, provided that nothing herein contained shall authorise a Director or the Director’s firm to act as Auditor to the Company.

125.	Any Director may continue to be or become a director, managing director, manager or other officer or shareholder of any company promoted by the Company or in which the Company may be interested, and no such Director shall be accountable for any remuneration or other benefits received by the Director as a director, managing director, manager or other officer or shareholder of any such other company. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors or other officers of such company).

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POWERS OF DIRECTORS

126.	The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Companies Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these Articles, to the Companies Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting s hall invalidate any prior act of the Directors which would have been valid if such regulations had not been made. The general powers given by this Article s hall not be limited or restricted by any special authority or power given to the Directors by any other Article.

127.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in such attorney. The Directors may also appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such conditions as they determine, including authority for the agent to delegate all or any of their powers.

128.	Subject to applicable law and the requirements of any applicable Designated Stock Exchange Rules, the Directors may, from time to time, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall set out the guiding principles and policies of the Company with respect to corporate governance related matters.

129.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments drawn by the Company, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

MANAGEMENT

130.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

131.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

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132.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation s hall be affected thereby.

133.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTOR

134.	The Directors may, from time to time, appoint one or more of their number (but not an alternate Director) to the office of managing director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit, but any such appointment s hall automatically terminate if such managing director ceases for any reason to be a Director.

135.	The Directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

136.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions and matters arising at any meeting s hall be determined by a majority of votes. In the case of an equality of votes, the Chairperson s hall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

137.	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of Communication Facilities and such participation shall be deemed to constitute presence in person at the meeting.

138.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be a majority of the Directors if there are two or more Directors, and shall be one if there is only one Director.

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139.	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up vacancies in their number, or of summoning general meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Shareholders may summon a general meeting for the purpose of appointing Directors.

140.	The Directors may from time to time elect and remove a Chairperson and, if they think fit, a Deputy Chairperson and determine the period for which they respectively are to hold office. The Chairperson or, failing them, the Deputy Chairperson s hall preside at all meetings of the Directors, but if there be no Chairperson or Deputy Chairperson, or if at any meeting the Chairperson or Deputy Chairperson be not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairperson of the meeting.

141.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

142.	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of the officer’s appointment an officer may be removed by resolution of the Directors or Shareholders.

143.	All acts done by any meeting of Directors, or of a committee of Directors or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

144.	The Directors shall cause minutes to be made of:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of Directors; and

(c)	all resolutions and proceedings of all meetings of the Company and of the Directors and of any committee of Directors.

Any such minutes, if purporting to be signed by the chairperson of the meeting of the meeting at which the proceedings took place, or by the chairperson of the meeting of the next succeeding meeting, shall, until the contrary be proved, be conclusive evidence of the proceedings.

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WRITTEN RESOLUTIONS OF DIRECTORS

145.	A resolution in writing signed by all the Directors for the time being entitled to attend and vote at a meeting of the Directors (an alternate Director being entitled to sign such a resolution on behalf of their appointor) shall be as valid and effective as a resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors (or their alternates).

PRESUMPTION OF ASSENT

146.	A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent s hall be entered in the minutes of the meeting or unless the Director shall file their written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent s hall not apply to a Director who voted in favour of such action.

BORROWING POWERS

147.	The Directors may exercise all the powers of the Company to borrow money and hypothecate, mortgage, charge or pledge its undertaking, property, and assets or any part thereof, and to issue debentures, debenture stock or other securities, whether outright or as collateral security for any debt liability or obligation of the Company or of any third party.

SECRETARY

148.	The Directors may appoint any person to be a Secretary who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors, provided that any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

149.	No person shall be appointed or hold office as Secretary who is:

(a)	the sole Director;

(b)	a corporation the sole director of which is the sole Director; or

(c)	the sole director of a corporation which is the sole Director.

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THE SEAL

150.	If a Seal is adopted, the Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Board of Directors or under the authority of a Director or committee of the Directors authorised by the Board of Directors in that behalf. The Directors may keep for use outside the Cayman Islands a duplicate Seal. The Directors may from time to time as they see fit (subject to the provisions of these Articles relating to share certificates) determine the persons and the number of such persons in whose presence the Seal or the facsimile thereof shall be used, and until otherwise so determined the Seal or any duplicate thereof shall not be affixed to any instrument other than in the presence of a Director or the Secretary, or of some other person duly authorised by the Directors for such purpose.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

151.	Subject to the Companies Act, these Articles, and the special rights attaching to Shares of any class:

(a)	the Directors may, in their absolute discretion, declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor; and

(b)	the Company by Ordinary Resolution may declare dividends, but no dividend s hall exceed the amount recommended by the Directors.

152.	No dividend or distribution s hall be paid except out of the realised or unrealised profits of the Company, or out of the Share Premium Account, or as otherwise permitted by the Companies Act.

153.	Except as otherwise provided by the rights attached to Shares, or as otherwise determined by the Directors, all dividends and distributions in respect of Shares shall be declared and paid according to the par value of the Shares that a Shareholder holds. If any Share is issued on terms providing that it shall rank for dividend or distribution as from a particular date, that Share s hall rank for dividend or distribution accordingly.

154.	The Directors may deduct and withhold from any dividend or distribution otherwise payable to any Shareholder all sums of money (if any) then payable by the Shareholder to the Company on account of calls or otherwise or any monies which the Company is obliged by law to pay to any taxing or other authority.

155.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholder upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors.

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156.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant s hall (unless the Directors in their sole discretion otherwise determine) be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

157.	Any dividend or distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six (6) months from the date of declaration of such dividend or distribution may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution s hall remain as a debt due to the Shareholder. Any dividend or distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or distribution s hall be forfeited and shall revert to the Company.

158.	No dividend or distribution s hall bear interest against the Company unless expressly provided for by the rights attaching to a particular class of Shares and no dividend or distribution s hall be paid on Treasury Shares.

SHARE PREMIUM ACCOUNT

159.	The Directors shall establish an account on the books and records of the Company to be called the Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

CAPITALISATION

160.	Subject to the Companies Act, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

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(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation; or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of the ir respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to such resolutions.

161.	Notwithstanding any provisions in these Articles and subject to the Companies Act, the Directors may resolve to capitalise an amount standing to the credit of reserves (including the Share Premium Account, capital redemption reserve and profit and loss account) or otherwise available for distribution by applying such sum in paying up in full unissued Shares to be allotted and issued to:

(a)	employees, Directors or service providers of the Company or its affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Shareholders;

(b)	any trustee of any trust or administrator of any share incentive scheme or employee benefit scheme to whom shares are to be allotted and issued by the Company in connection with the operation of any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or Shareholders; or

(c)	service providers of the Company or its affiliates upon exercise or vesting of any options or awards granted under any share incentive scheme or employee benefit scheme or other arrangement which relates to such persons that has been adopted or approved by the Directors or the Shareholders.

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BOOKS OF ACCOUNT

162.	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

163.	The books of account s hall be kept at the Registered Office or at such other place as the Directors think fit, and shall always be open to inspection by the Directors.

164.	The Board of Directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Board of Directors or by resolution of the Shareholders.

AUDIT

165.	The accounts relating to the Company’s affairs shall be audited in such manner as may be determined from time to time by Ordinary Resolution of the Shareholders or, in the absence of any such determination, by the Board of Directors or, in the absence of any determination as aforesaid, shall not be audited.

166.	The Directors may appoint an auditor of the Company who shall serve as Auditor of the Company. The Auditor may be removed by a resolution of the Directors and the Directors may fix the Auditor’s remuneration.

NOTICES

167.	Except as otherwise provided in these Articles and subject to any applicable Designated Stock Exchange Rules, at the discretion of the Board, any notice or document may be given by the Company to any Shareholder either personally, or by posting it by airmail or by courier service in a prepaid letter addressed to such Shareholder at his or her address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Board deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

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168.	Any notice or document, if served by:

(a)	post, shall be deemed to have been given five (5) days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been given upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	courier service, shall be deemed to have been given three (3) days after the time when the letter containing the same is delivered to the courier service;

(d)	electronic mail, shall be deemed to have been given immediately upon the time of the transmission by electronic mail; or

(e)	placing it on the Company’s Website, shall be deemed to have been given immediately upon the time when the same is placed on the Company’s Website.

169.	In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

170.	In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

171.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

172.	Any summons, notice, order or other document required to be sent to or given upon the Company, or upon any officer of the Company may be sent or given by leaving the same or sending it through the post in a prepaid letter envelope or wrapper, addressed to the Company or to such officer at the Registered Office.

173.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Articles shall notwithstanding that such Shareholder be then dead, insane, bankrupt or dissolved, and whether or not the Company has notice of such death, insanity, bankruptcy or dissolution, be deemed to have been duly given in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless the Shareholder’s name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service s hall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under such Shareholder) in the Share.

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WINDING UP AND FINAL DISTRIBUTION OF ASSETS

174.	The Directors may present a winding up petition on behalf of the Company without the sanction of a resolution of the Shareholders passed at a general meeting.

175.	If the Company shall be wound up, the liquidator s hall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit.

176.	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

177.	If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Shareholders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Shareholders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Shareholder s hall be compelled to accept any Shares in respect of which there is liability.

INDEMNITY

178.	To the extent permitted by law, the Company shall indemnify each existing or former secretary, Director (including each alternate Director), officer and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former Director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former Director (including alternate Director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former Director (including alternate Director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere, provided that no such existing or former Director (including alternate Director), secretary, or officer s hall be indemnified in respect of any matter arising out of his own actual fraud, willful default, dishonesty or willful neglect.

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179.	No such Director or officer s hall be liable to the Company for any loss or damage in carrying out their functions unless that liability arises through the actual fraud or wilful default of such Director or officer. References in this Article to actual fraud or wilful default mean a finding to such effect by a competent court in relation to the conduct of the relevant party.

180.	Expenses, including legal fees, incurred by a Director or officer of the Company, or former Director or officer of the Company, in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by such party to repay the amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company and upon such terms and conditions, if any, as the Company deems appropriate.

181.	The Directors shall have the power to purchase and maintain insurance for the benefit of any person who is or was a Director or officer of the Company indemnifying them against any liability which may lawfully be insured against by the Company.

DISCLOSURE

182.	Any Director, officer or authorised agent of the Company shall, if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with any applicable Designated Stock Exchange Rules or in accordance with any contract entered into by the Company, be entitled to release or disclose any information in their possession regarding the affairs of the Company including, without limitation, any information contained in the Register of Members.

183.	Subject to the relevant laws, rules and regulations applicable to the Company, no Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders of the Company to communicate to the public.

184.	Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board s hall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Shareholders, including, without limitation, information contained in the Register of Members and transfer books of the Company.

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CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

185.	For the purpose of determining the Shareholders who are entitled to receive notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or the Shareholders who are entitled to receive payment of any dividend or other distribution, or in order to make a determination of Shareholders for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or in any other way permitted under any applicable Designated Stock Exchange Rules, the rules and regulations of the Commission or any other competent regulatory authority or otherwise under applicable law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days.

186.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders and for the purpose of determining the Shareholders entitled to receive payment of any dividend the Directors may either before or on the date of declaration of such dividend fix a date as the record date for such determination.

187.	If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting has been made in the manner provided in the preceding Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

188.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. The Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

FINANCIAL YEAR

189.	The Directors shall determine the financial year of the Company and may change the same from time to time. Unless they determine otherwise, the financial year s hall end on 30 June in each year.

AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION

190.	The Company may from time to time alter or add to these Articles or alter or add to the Memorandum with respect to any objects, powers or other matters specified therein by passing a Special Resolution in the manner prescribed by the Companies Act.

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CAYMAN ISLANDS DATA PROTECTION

191.	The Company is a “data controller” for the purposes of the Data Protection Act (as amended) (the DPA). By virtue of subscribing for and holding Shares in the Company, Shareholders provide the Company with certain information (Personal Data) that constitutes “personal data” under the DPA. Personal Data includes, without limitation, the following information relating to a Shareholder and/or any natural person(s) connected with a Shareholder (such as a Shareholder’s individual directors, members and/or beneficial owner(s)) : name, residential address, email address, corporate contact information, other contact information, date of birth, place of birth, passport or other national identifier details, national insurance or social security number, tax identification, bank account details and information regarding assets, income, employment and source of funds.

192.	The Company processes such Personal Data for the purposes of:

(a)	performing contractual obligations (including under the Memorandum and these Articles);

(b)	complying with legal or regulatory obligations (including those relating to anti-money laundering and counter-terrorist financing, preventing and detecting fraud, sanctions, automatic exchange of tax information, requests from governmental, regulatory, tax and law enforcement authorities, beneficial ownership and the maintenance of statutory registers); and

(c)	the legitimate interests pursued by the Company or third parties to whom Personal Data may be transferred, including to manage and administer the Company, to send updates, information and notices to Shareholders or otherwise correspond with Shareholders regarding the Company, to seek professional advice (including legal advice), to meet accounting, tax reporting and audit obligations, to manage risk and operations and to maintain internal records.

193.	The Company transfers Personal Data to certain third parties who process the Personal Data on the Company’s behalf, including third party service providers that it appoints or engages to assist with its management, operation, administration and legal, governance and regulatory compliance. In certain circumstances, the Company may be required by law or regulation to transfer Personal Data and other information with respect to one or more Shareholders to a governmental, regulatory, tax or law enforcement authority. That authority may, in turn, exchange this information with another governmental, regulatory, tax or law enforcement authority established in or outside the Cayman Islands

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